UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 3, 2023
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CURO GROUP HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 W Hubbard Street, 8th Floor, Chicago, IL		60654
(Address of Principal Executive Offices)		(Zip Code)

(312) 470-2000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
________________________________________________________________________
Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	CURO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2of the Securities Exchange Act of 1934(§240.12b-2of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01     Entry Into a Material Definitive Agreement.

Asset Backed Warehouse Facility

On November 3, 2023, Heights Financing II, LLC (the “Borrower”), an indirect wholly owned bankruptcy-remote subsidiary of Southern Co., Inc., entered into an asset-backed warehouse facility (the “Facility”) under a Credit Agreement (the “Credit Agreement”) with SouthernCo, Inc., as Servicer, Midtown Madison Management LLC, as Structuring and Syndication Agent, Paying Agent, Collateral Agent and Administrative Agent, ACM AIF Evergreen P3 DAC SubCo LP, Atalaya Asset Income Fund Parallel 345 LP, ACM AIF Co-Investment DAC SubCo LP and ACM A4 P2 DAC SubCo LP, as Lenders (collectively, the “Lenders”), the subservicers party thereto, Systems & Services Technologies, Inc., as Image File Custodian and Backup Servicer, and Wilmington Trust, National Association, as Borrower Loan Trustee.

Pursuant to the Credit Agreement, the aggregate borrowing capacity under the Facility is $140 million, which upon satisfaction of certain conditions following the closing date, may be increased to $175 million. The revolving period of the Facility extends to the earlier of November 3, 2026 or a Facility Amortization Event, during which period borrowings under the Facility will bear interest at a rate based on Term SOFR (or a subsequent replacement rate).

During the revolving period, the borrowing capacity under the Facility is determined by applying an applicable advance rate against the outstanding principal balance of eligible receivables, subject to certain adjustments. The Facility is secured primarily by a pool of non-revolving secured and unsecured fixed-rate personal loans and related assets. The Facility contains affirmative and negative covenants and representations and warranties customary for financings of this type. The Borrower’s ability to borrow under the Facility is subject to the continued satisfaction of certain conditions.

Amendment to Revolving Credit Facility

On November 6, 2023, CURO Canada Receivables II Limited Partnership (the “Canada SPV Borrower”), a bankruptcy-remote special purpose vehicle and an indirect wholly-owned subsidiary of the CURO Group Holdings Corp., entered into an amendment (the “Amendment”) to its existing revolving credit facility (the “Canada SPV Facility”) with Midtown Madison Management LLC (the “Agent”), as administrative agent, and the lenders party thereto, pursuant to which Amendment the parties have agreed to, among other things, increase the commitments of the lenders thereunder by an amount of C$40 million, thereby increasing the borrowing capacity under the Canada SPV Facility to C$150 million, and to include cross-default events of default against certain indebtedness of First Heritage Financing I, LLC and Heights Financing I, LLC, each affiliates of the Canada SPV Borrower, under their respective financing arrangements with Atlas Securitized Products Holdings, L.P., as administrative agent, and the lenders party to each such arrangement, among others..

The foregoing description of the Credit Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement and the Amendment, which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

ITEM 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 7.01 Regulation FD Disclosure

On November 7, 2023, the Company issued a press release announcing the execution of the Credit Agreement. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished in Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01     Financial Statements and Exhibits

(d). Exhibits

Exhibit Number	Description
10.1
Credit Agreement, dated as of November 3, 2023, among Heights Financing II, LLC, SouthernCo, Inc., Midtown Madison Management LLC, the lenders from time to time party thereto, the subservicers party thereto, Systems & Services Technologies, Inc. and Wilmington Trust, National Association.*#

10.2	First Amending Agreement made as of November 6, 2023 among CURO Canada Receivables II Limited Partnership, the Lenders party thereto and Midtown Madison Management LLC, as administrative agent.*#
99.1	Press Release, dated November 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish on a supplemental basis to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.
# Portions of this exhibit have been omitted pursuant to Item 601(b)(2)(ii) or 601(b)(10)(iv), as applicable, of Regulation S-K. The Company agrees to furnish on a supplemental basis to the SEC an un-redacted copy upon request by the SEC.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 7th day of November, 2023.

                        CURO Group Holdings Corp.
                        By: /s/ Ismail Dawood
                        Ismail Dawood
                        Chief Financial Officer